Item 23

Receipt

THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE FRANCHISE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

IF GOIN’ POSTAL FRANCHISE CORPORATION OFFERS YOU A FRANCHISE, GOIN’ POSTAL FRANCHISE CORPORATION MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

(1)	THE FIRST PERSONAL MEETING TO DISCUSS OUR FRANCHISE; OR

(2)	TEN BUSINESS DAYS BEFORE SIGNING OF A BINDING AGREEMENT; OR

(3)	TEN BUSINESS DAYS BEFORE ANY PAYMENT TO GOIN’ POSTAL FRANCHISE CORPORATION.

YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEAST FIVE BUSINESS DAYS BEFORE YOU SIGN ANY FRANCHISE AGREEMENT.

IF GOIN’ POSTAL FRANCHISE CORPORATION DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEREAL TRAD COMMISSION, WASHINGTON , D.C. 20580 AND THE APPOPRIATE STATE REGULATORY AGENCY LISTED ON EXHIBIT “E”.

Goin’ Postal Franchise Corporation, authorizes Robert W. Bible, Jr., Esq., Lopez & Kelly, P.A., 4600 W. Cypress Street, Suite 500, Tampa, Florida 33607 to receive service of process for Goin’ Postal Franchise Corporation in the State of Florida. I have received on the date appearing adjacent to my signature below a Uniform Franchise Offering Circular of Goin’ Postal Franchise Corporation dated _____August 1, 2005________ and a copy of the Exhibits (Exhibits “A” through “H”) listed below.

This Offering Circular which was provided to me included the following Exhibits:

A.	Franchise Agreement	A
B.	Non-Competition and Non-Solicitation Agreement	B
C.	Personal Date Disclosure/Franchisee Ownership Information Form	C
D.	Credit Card Authorization Form	D
E.	Listing of State Administrators	E
F.	Pre-Approved Products and Services	F
G.	Instructions	G
H.	State Specific Addendum (as applicable)	H
I.	Royalty/Marketing Fee Payment Election Form	I

__________________________________________	________________________________
Franchisee Signature	Date Received

Print Name of Franchisee: __________________________________________

Print Name of Person Signing or for Franchisee: _____________________________________________________________

Print Title, if any: ________________________________

Franchisee’s Initials: ____JH/nla___

GOIN’ POSTAL

FRANCHISE AGREEMENT

THIS AGREEMENT IS ENTERED INTO EFFECTIVE ON THE DATE OF FRANCHISOR’S SIGNATURE APPEARING AT THE END OF THIS AGREEMENT, BY AND BETWEEN GOIN’ POSTAL FRANCHISE CORPORATION, A FLORIDA CORPORATION, WHOSE PRINCIPAL ADDRESS IS 38439 5TH AVENUE, ZEPHYRHILLS, FLORIDA 33542 (HEREINAFTER REFERRED TO AS “GPFC” OR SOMETIMES REFERRED TO AS “FRANCHISOR”) AND THE PERSON OR PERSONS OR LEGAL ENTITY LISTED BELOW DESCRIBED AS FRANCHISEE” (HEREINAFTER REFERRED TO AS “FRANCHISEE”, WHICH, FOR PURPOSES OF THE OBLIGATIONS OF FRANCHISEE SET FORTH IN THIS AGREEMENT, SHALL INCLUDE EACH AND EVERY INDIVIDUAL SIGNING ON BEHALF OF FRANCHISEE HERINBELOW).

FRANCHISOR “GPFC”: GOIN’ POSTAL FRANCHISE CORPORATION,
A FLORIDA CORPORATION

FRANCHISEE:	FULL LEGAL NAME
*Should be the same entity/individuals listed in Exhibit “C” to the Offering
Circular, Part II, Franchise Ownership Information Form.

__________________________________________________

__________________________________________________

LOCATION OF FRANCHISEE’S GOIN’ POSTAL STORE (THE “LOCATION”):

___________________________________________________________________________________
(Street address)

___________________________________________________________________________________
(City)	(State)	(Zip code)

GOIN’ POSTAL STORE #:	(THE “FRANCHISEE’S STORE”)

Franchisee’s Initials:	JH/nla______

RECITALS

WHEREAS, Goin’ Postal, Inc. (hereinafter referred to “GPI”), a Florida Corporation and affiliated entity of GPFC, is the owner of all rights, title and interest in and to those certain trademarks, service marks, logos, indicia of origin and trade names, and all related registrations and applications for registrations as more particularly described in the registration file designated by Serial Number 78372054, together with any and all amendments thereto, including, in particular, but not limited to; “Goin” Postal Your Friendly Neighborhood Shipping Center”, and all similar, related, comparable and derivative names, marks and logos, and all common law trademark, service mark and trade name rights and interests reflected in the depiction of the composite mark appearing on Exhibit “A” attached hereto and incorporated herein by this reference, and GPI and/or GPFC will own, as applicable, any and all future trade names, trademarks, service marks or logos of GPI, GPFC and/or any affiliate of either, associated with Goin’ Postal franchises (collectively, all of the foregoing, including each separate text only element and each separate design element, being referred to herein as the “Marks”);

WHEREAS, GPFC owns and has the rights to license and franchise the Marks, including “Goin’ Postal”, the distinctiveness and value of which are acknowledged by the Franchisee;

WHEREAS, GPFC has developed and continues to develop know-how and a comprehensive method for establishing, equipping, designing, marketing, managing and operating franchised stores under the Marks which provide authorized postal, packaging, shipping, business services, and other authorized goods and services through retail locations (hereinafter, the “Method”);

WHEREAS, Franchisee acknowledges substantial goodwill and business value in the Marks and Method and Franchisee understands and accepts the importance of GPFC’s standards and specifications for quality, appearance, and service to the value of the Method, and the necessity of operation of Franchisee’s business activities in conformity with the Method and with the services, sales development programs and other related business practices GPFC has developed as part of the Method for use by all franchisees in the Goin’ Postal franchise chain (“GPFC’s Goin’ Postal Franchise Chain”) as it exists from time to time during the “Term” hereof; and

WHEREAS, Franchisee desires to acquire from GPFC, and GPFC is willing to grant Franchisee, a Goin’ Postal franchise upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE FEES AND OTHER SUMS PAYABLE BY FRANCHISEE AND THE MUTUAL COVENANTS CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

1.	GRANT OF FRANCISE

1.1	Store Location

a.	GPFC herby grants Franchisee, and Franchisee hereby accepts, the right and license during the
Term (i) to use and display the Mark; (ii) to operate solely one (1) Goin’ Postal franchised store designated as Goin’ Postal Store No.______ (hereinafter such Store No. being referred to as the
“Franchisee’s Store”, and the individual Goin Postal franchised stores within GPFC’s Goin’
Postal Franchise Chain, in general (including any owned or operated by GPFC or one of it’s affiliates), being referred to as a “Store”); and (iii) to exercise such rights as specified in (i) and
(ii) Immediately preceding at, and only at the Location, all upon the terms and subject to provisions of this Agreement and all ancillary documents hereto, and all in accordance with and through authorized use of the Method.

b.	Franchisee may relocate the Store (even within the Franchisee’s own protected territory) only with the prior written consent from GPFC. Should any approved relocation be outside of Franchisee’s
Territory, Franchisee will be assessed a $500.00 relocation fee. All relocation requests are subject to GPFC’s sole discretion and subject to reasonable availability of non-protected territories.

Franchisee’s Initials: __JH/nla______

1.2	Territory

During the Term:

a.	Franchisee shall be allocated a protected territory consisting of a circular area defined by a 2-mile radius

(5-mile radius if the Location is in a rural area) with the Location being at the center (such protected territory being referred to throughout this Agreement as the “Territory”). The perimeter of the outer boundaries of the Territory assigned to Franchisee by GPFC based upon the applicable radius may be slightly more or less at any given point than the established mile radius in order to make use of existing streets and other well known landmarks to provide an easily recognizable and supportable Territory.

b.	Except as set forth in this Section 1.2, GPFC will neither own or operate a Store, as that term is specifically defined herein, nor license or franchise others to do so, at any site located within the Territory.

c.	CPFC expressly reserves for itself or its designee, the unrestricted right to produce, franchise, license, sell,

distribute and market any products or services (under any brands, including but not limited to the Marks)

from any Stores the physical premises of which are located outside of the Territory, regardless of (i) the proximity of the Franchisee’s Store, or (ii) whether or not such products or services are purchased by customers whose residences or places of business are located within the Territory.

d.	GPFC may engage in any activities, without any restrictions whatsoever, outside of the Territory that are not specifically prohibited by this Section of the Agreement.

e.	So long as Franchisee is not in default of the Agreement, Franchisee shall have the right during the Term to open additional Stores within the Territory by execution of another franchise agreement, as in existence at such time, and payment of all fees required thereunder. Franchisee’s Territory will be expanded to include and protect the new location(s), provided that it does not interfere with another franchisee’s protected territory.

f.	Franchisee may operate an unrestricted mobile shipping store van within the Territory. Franchisee may operate a mobile shipping van outside of the Territory but not within the protected territory of another franchisee. Franchisee may not operate either a pick-up or delivery service within the protected territory of another franchisee’s Store.

g.	Franchisee acknowledges that customers, including customers located in Franchisee’s Territory, are free to patronize any Store within GPFC’s Goin’ Postal Franchise Chain of their choosing, and no Store (including those owned or operated by GPFC or one of its affiliates) shall be precluded from serving or transacting business with any customer who chooses to patronize that particular Store.

h.	With GPFC’s prior written consent, and provided Franchisee first executes the then current Franchise

Agreement and pays the then current franchise fee for each new territory intended to be so purchased,

Franchisee may expand Franchisee’s Territory through the purchase of one or more (as approved by GPFC)

Non-protected territories equal in area to Franchisee’s initial Territory assigned hereunder (subject to any

Reduction in the new territory resulting from it potential encroachment into another franchisee’s protected

Territory). Should Franchisee purchase another non-protected territory in accordance with these provisions,

Franchisee must open a Store within this new territory within six (6) months of the date Franchisee signed the Franchise Agreement and paid the franchise fee with respect to such new territory, or the option to acquire such new territory shall lapse and terminate, in which case Franchisee shall receive a refund of the franchise fee paid to acquire such new territory, less any expenses incurred by GPFC in connection therewith prior to the termination of such option.

Franchisee’s Initials: _____JH/nla_______

2.	TERM AND RENEWAL

2.1	The term of this Agreement shall begin on the arrival of the GPFC representative at the Franchisee’s Store for training and shall continue for a period of fifteen (15) years, unless terminated as provided herein (the

“Term”). In the event Franchisee fails to renew or GPFC elects not to renew this Agreement (in accordance with Sections 2.2, 2.3 and 2.4 below), this Agreement will expire. Expiration shall constitute a termination of this Agreement for all purposes and effects.

2.2	Provided that Franchisee shall have complied with all the terms of this Agreement, and subject to prior fulfillment of the terms and conditions of renewal set forth in Section 2.3 below, Franchisee shall have the right and option to renew the Goin’ Postal franchise granted to Franchisee pursuant to this Agreement for successive period(s) of 15 years each. Each 15 year renewal period shall be an independent Term, and the conditions of renewal must be met and satisfied with respect to each independent 15 year renewal opportunity.

2.3	As conditions to renewal, Franchisee must first meet and satisfy each of the following:

a.	Provide GPFC with written notice of Franchisee’s intent to renew this Agreement not less than 2 months and not more than 12 months before the end of the Term then in effect.

b.	Execute the then-current franchise agreement being utilized by GPFC for new Stores, and all other documents required by GPFC, and comply with GPFC’s then current Standards and Specifications and
GPFC’s then current Operations Manual.

c.	Be in compliance with this Agreement, including payment of all fees due, and with the requirements set forth in manuals and other agreements between GPFC and/or its affiliates and Franchisee.

d.	Be in compliance with all financial obligations to third parties, including Franchisee’s landlord and other vendors of products or services of Franchisee’s Store at the Location.

e.	Provide GPFC with an executed lease and other written confirmation satisfactory to GPFC that
Franchisee maintains the right to possess, occupy and use the Franchisee’s Store at the Location for the
applicable fifteen (15) year term of the renewal.

f.	Execute a general release in favor or GPFC from any claims, known or unknown, arising during the Term of this Agreement.

2.4	If and when GPFC receives Franchisee’s timely renewal notice, and all other terms of this Agreement and renewal conditions are met, GPFC agrees to give Franchisee notice, not later than 30 days after the receipt of the renewal notice, of the renewal of the Franchise Term for an additional 15 year period. Alternatively, should,

upon receipt of Franchisee’s timely renewal notice, the terms of this Agreement and renewal conditions not be met, GPFC shall, within said 30 day period, give Franchisee its written notice electing not to renew this

Agreement.

3.	SITE LOCATION AND CONSTRUCTION OF STORE

3.1	The location of Franchisee’s Store set forth on page one (or to be set forth on page one upon Franchisee’s decision of Location) of this Agreement, has been accepted by GPFC upon GPFC’s counter-execution of this

Agreement (provided, acceptance shall not be deemed given by GPFC if page one is not completed in it entirety upon Franchisee’s execution and delivery of this Agreement; in such event, acceptance will occur when GPFC counter-signs and delivers a counterpart original with page one Location information completed or when GPFC subsequently initials and delivers to Franchisee a completed page one). Nevertheless, GPFC’s acceptance of the Location shall in no way constitute a representation nor an express or implied warranty as to

Franchisee’s Initials: ____JH/nla___

the viability or success of a Store at such Location. Upon GPFC’s acceptance, the page one Location shall be deemed to be the “Location”, as defined herein.

3.2	Store Design. GPFC or its representative will act in a consultant capacity to advise Franchisee upon a suggested layout of the Franchisee’s Store. Franchisee may accept or disregard this advice upon the suggested layout. Any suggested layout from GPFC does not guarantee the viability or success of said layout. If

Franchisee chooses to disregard GPFC’s suggested layout, Franchisee will be responsible for making any necessary changes when the GPFC representative arrives for Store setup and training so as to bring Franchisee’s

Store into uniformity with the Method and general appearance of all Stores within GPFC’s Goin’ Postal

Franchise Chain.

3.3	Store Construction. The Franchisee, at Franchisee’s sole cost, shall be solely responsible for obtaining local permits, contractors, and constructing the Franchisee’s Store in a timely manner. Construction shall be completed within 6 months of the Effective Date of this Agreement. All internal and external signs shall be uniform with the Marks and the Method and shall be subject to GPFC’s prior approval.

3.4	Store Appearance. Franchisee shall maintain the appearance and condition of the Franchisee’s Store in a

“Like New” level of cosmetic appearance to maintain the cosmetic appearance of the Stores as attractive, clean and efficiently operated, offering high quality products and services. The internal color and paint schemes of

Franchisee’s Store shall be uniform with the Method and subject to GPFC’s prior approval.

4.	TRAINING AND FRANCHISOR’S CONTINUING OBLIGATIONS

4.1	GPFC provides it franchisees with two forms of initial training. The first week of Franchisee’s training will be

Conducted at GPFC’s main Store in Zephyrhills, Florida (the “Zephyrhills Store”), where the Franchisee or its designee(s) will undergo one week of classroom training and work alongside the mangers and counter staff at

GPFC’s Zephyrhills Store. The second phase of Franchisee’s training will be completed by a GPFC

Representative ‘on site’

b.	GPFC shall determine the content and manner of conducting the Franchisee’s training program at its sole discretion; however, the program shall be structured to provide practical training in the day to day operation of the Franchisee’s Store in accordance with the Method. Franchisee shall pay all travel and accommodation expenses incurred (if any) by GPFC’s representative. Expenses shall include airfare,

hotel accommodation, meals, and transport to and from the airport, and transport to and from the

Franchisee’s Store daily.

c.	Franchisee may, with GPFC’s prior permission, send an additional manager for a one week on-site course at the Zephyrhills Store. Franchisee will be responsible for all expenses of their manager while on training.

d.	The initial training at the Zephyrhills Store and the subsequent training at Franchisee’s Store at the

Location are both mandatory training sessions.

4.2	Franchisor’s Continuing Obligations

From time to time during the Term of this Agreement, GPFC, or its designee, may provide the following assistance to Franchisee.

Franchisee’s Initials: ______JH/nla____

a.	GPFC may provide, at its discretion, proprietary and non-proprietary software licenses and updates.

Should GPFC insist that Franchisee update existing purchased software systems, GPFC will provide this initial software at no charge to Franchisee. Franchisee will still be responsible for yearly update costs. This update cost shall be $199 per year for Goin’ Postal proprietary software and at the rate set by the vendor for non-Goin’ Postal software.

b.	Provide, upon Franchisee’s request, reasonable continuing consultation and training in the operation of the Franchisee’s Store via telephone, e-mail, fax, the GPFC website and other means of GPFC’s choosing.

c.	Make available via the GPFC website, GPFC’s Operations Manuals, training materials and videos that can be downloaded at Franchisee’s discretion.

d.	Make available, via the GPFC website, various advertising material and resources.

5.	FEES AND OTHER PAYMENTS

5.1	Franchisee shall, in accordance with the following, pay to GPFC the following fees:

a.	An initial franchisee fee of $10,000 shall be due and payable by Franchisee to GPFC on the date of

Franchisee’s execution of this Agreement. The initial franchise fee is fully earned and non-refundable upon receipt unless Franchisee is not accepted by GPFC as a Franchisee, in which case it will be fully refunded. The initial $10,000 is due with submission of this Franchise Agreement and shall be paid by check or credit card.

b.	The initial franchise fee shall not apply if the Franchisee is:

i.	signing this Agreement as a renewal of a previous franchise agreement at the end of a completed term. In such case the initial franchise fee for the renewal shall be waived.

ii.	signing this Agreement in connection with the purchase of an existing Goin’ Postal franchise and Store from another franchisee. In such case the transfer fee due to GPFC shall be $1000.

iii.	signing this Agreement in connection with an approved relocation of Franchisee’s Store;

provided if such approved relocation is outside of the Territory, a relocation fee of $500.00 shall be due to GPFC.

c.	At the time of Franchisee’s payment of the initial franchise fee provided in Section 5.1(a) immediately above, Franchisee shall pay and remit to Franchisor using the same mode of payment as with the initial franchise fee the cost for at least one (1) Point of Sale System currently costing approximately $4,700.00.

Should Franchisee desire to purchase a second Point of Sale System, the cost shall be $2,800.00 and shall also be due with payment of the initial franchise fee. Each additional Point of Sale System shall also cost

$2,800.00.

d.	A continuing royalty in an amount equal to 2% (two percent) of gross sales generated at Franchisee’s

Store (hereunder, the “Royalty” or “Royalties”). Gross sales includes all gross income and revenues earned, generated or received at or in connection with the business operations conducted at Franchisee’s

Store at the Location, from whatever source derived or means of payment used, unreduced by any costs or expenses, except that gross sales do not include any applicable state, county, or local sales taxes.

Franchisee’s Initials: _______JH/nla_____

e.	A continuing marketing fee of 0.75% of gross sales (as defined above) that will be used for the production of advertising materials for use by all franchisees within GPFC’s Goin’ Postal Franchise

Chain in their own respective markets and territories (such fee being hereinafter referred to as the

“Marketing Fee” or Marketing Fees”).

f.	Any and all other applicable fees and sums due to GPFC as set forth in GPFC’s then current Franchise

Offering Circular, the current version of which is accessible in the Owner’s section of GPFC’s website.

5.2	Method of Payment

a.	Franchisee shall calculate the Royalty and Marketing Fee on a monthly basis as instructed using the supplied online forms in the owner’s section of the GPFC website, and shall also submit the necessary supporting reports and paperwork to GPFC via fax. These reports and payment of the particular month’s

Royalty and Marketing Fee are due by the 10th day of the following month.

b.	GPFC accepts Royalty and Marketing Fee payments only by credit card to be submitted via the secure owner’s section of the GPFC website. If Franchisee fails to provide proper reporting in a timely manner,

GPFC reserves the right to charge Franchisee through use of Franchisee’s credit card an estimated

Royalty and Marketing Fee, plus a 10% penalty of the estimated amount. Once the Franchisee submits a late report after having bee charged an estimated Royalty and/or Marketing Fee, if there is a shortfall in the estimated Royalty and/or Marketing Fee, the difference will be applied as a credit to such credit card.

If there is an over estimation, the difference will applied as a credit for the next reporting period. GPFC reserves the right, and Franchisee covenants to comply with any implementation thereof, to establish and implement an electronic funds transfer payment program whereby GPFC will be able to electronically debit from Franchisee’s bank account(s) the Royalties, Marketing Fees that are due.

c.	Franchisee shall submit an annual report with a copy of Franchisee’s annual individual, corporate or other applicable income tax returns as prepared by a CPS. The gross sales reported on the previous 12 months of monthly reports should total the same as shown on the annual report and tax returns. Should there be an insufficiency in Royalties and/or Marketing Fees reported , Franchisee will submit the difference with this annual report. If there is an overpayment, this amount can be applied can be applied to the next month’s Royalties or Marketing Fees that are due.

5.3	Auditing

In order to maintain the strength and integrity of GPFC’s Goin’ Postal Franchise Chain and Method, GPFC may, at its

discretion, order an audit of Franchisee and Franchisee’s Store by GPFC’s designated auditor. Franchisee will provide

GPFC’s designated auditor with Franchisee’s complete cooperation. Should the audit confirm the reporting of the

Franchisee will be responsible for all costs associated with the audit, including travel and housing fees for the auditor while on Location, the actual cost of the auditor’s service, and all underpaid fees. Any underpayment and audit fees will be due immediately upon invoicing after the completion of the audit, and charged to Franchisee’s credit card.

5.4	Other payments

In addition to all other payments provided herein, it shall be a material requirement for Franchisee to pay to GPFC, its affiliates, designees, and others promptly when due.

a.	All obligations, including Royalties, Marketing Fees, trade accounts, promissory notes, financing agreements and equipment purchase and lease payments, arising out of the operation of Franchisee’s

Franchisee’s Initials: _____JH/nla_____

Store. Royalties and Marketing Fees and all other monetary obligations owed by Franchisee to GPFC

Shall be paid electronically by credit card and as previously provided hereinabove.

b.	All lease and rental payments for Franchisee’s Location.

c.	All amounts advanced by GPFC or which GPFC has paid on behalf of or became obligated to pay for the
Franchisee.

d.	The amount of all sales taxes, use taxes, personal property taxes and similar taxes which shall be imposed on Franchisee or in connection with Franchisee’s Store at the Location.

e.	Any amounts due on account of the purchase of goods, supplies, or services relating to the operation of
Franchisee’s Store.

5.5	Finance Charges and Late Fees on Delinquencies Owed to GPFC.

a.

If Franchisee fails to pay to GPFC the entire amount of any payment due to GPFC hereunder promptlywhen due, Franchisee shall pay to GPFC, in addition to all other amounts that are due but unpaid (including the late fee described below), finance charges on the unpaid amounts, for the period beginning on the day after the original due date and continuing until the date of actual payment, at a rate equal to the highest annual rate allowed by applicable law.

b.	The parties stipulate that the finance charges and late fees set forth within this Section represent reasonable estimates of the additional administrative costs that will be incurred by GPFC and shall be in addition to and not in lieu of any other remedies available to GPFC at law or at equity.

c.	In addition to the interest amounts previously set forth, GPFC shall be entitled to charge a late fee of

$35.00 for each and every month of delinquent fees.

d.	GPFC will invoice Franchisee for these late fees and interest and such invoice is payable upon receipt.

GPFC will charge these amounts to Franchisee’s credit card if not paid in full within 15 days of invoice date.

6.	OWNERSHIP OF INTELLECTUAL PROPERTY

6.1	Franchisee herby acknowledges and agrees that all right, title and interest (including goodwill) in and to

GPFC’s Goin’ Postal Franchise Chain, the Marks, the Method and the Goin’ Postal name, are and shall remain vested solely in GPFC (or, if applicable, in GPFC’s affiliate). Franchisee herby disclaims any right, title, claim or interest in GPFC’s Goin’ Postal Franchise Chain, the Marks, the Method, the Goin’ Postal name , or the goodwill derived therefrom. Upon termination or expiration of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with the Franchisee’s use of GPFC’s Goin’ Postal Franchise

Chain. Marks, Method or Goin’ Postal name.

6.2	Franchisee agrees not to contest at any time, either directly or indirectly, the validity of the Marks or GPFC’s ownership, right, title or interest in the Marks and/or GPFC’s sole right to register, use, franchise or license others to use the same.

6.3	Franchisee understand that any use of the Marks other than as expressly authorized by this Agreement, without

GPFC’s prior written consent, constitutes infringement and/or counterfeit of GPFC’s rights therein, and that

Franchisee’s right to use the Marks does not extend beyond the termination and/or expiration of this Agreement and does not extend beyond the rights granted by this Agreement during the Term in relation to Franchisee’s

Franchisee’s Initials: ____JH/nla_____

Store at the Location in accordance with the Method and as part of GPFC’s Goin’ Postal Franchise Chain.

6.4	If Franchisee is an entity, Franchisee shall not use any of the Marks or any abbreviations or variations thereof,

or any words deemed by GPFC to be confusingly similar to the Marks as part of the name of any entity or

Franchisee’s name, including any of the words “Goin’ Postal” or “Goin’” or “Postal”.

6.5	Franchisee shall immediately notify GPFC of any infringements or imitations of the Marks, and of any challenges to Franchisee’s use of any of the Marks, of which Franchisee becomes aware. GPFC shall have sole discretion to take any action, administrative proceeding or litigation affecting the Marks. Franchisee shall cooperate in the prosecution or defense of any such action as requested by GPFC.

6.6	GPFC reserves the right, in it’s sole discretion to, to designate one or more new, modified or replacement

Marks to use by Franchisee and, upon written notice from GPFC, Franchisee shall implement such new,

modified or replacement Marks, as prescribed by GPFC. Any expense or costs associated with the use by

Franchisee of any such new Marks shall be the sole responsibility of the Franchisee.

7.	STANDARDS AND SPECIFICATIONS; CONFIDENTIAL OPERATIONS MANUAL

7.1	Operating Standards and Specifications

a.	Throughout the Term, the Franchisee shall adhere to the methods and practices developed by GPFC for the operation of the Franchisee’s Store, including the Method established by GPFC for postal, packaging,

shipping, business and communication services as provided herein and in the GPFC Operations Manuals.

b.	Throughout the Term, Franchisee shall operate the Franchisee’s Store at the Location as specified herein and in compliance with GPFC’s current Standards and Specifications for internal and external Store image specifications, Store design, advertising, computer hardware and software, and products and services.

c.	Franchisee shall do business under Franchisee’s legal name followed by the initials “d/b/a” and the business name “Goin’ Postal”. If Franchisee is required by applicable law, Franchisee shall promptly upon execution of this Agreement, file a notice of intent to conduct business under the name “Goin’ Postal” and file any associated state or local registration. Promptly upon an expiration or termination of this

Agreement, Franchisee shall file such documents as are necessary by local law to terminate such assumed

Name, and if Franchisee shall fail to do so, Franchisee herby appoints GPFC as it’s attorney-in-fact to do so

For and on behalf for Franchisee.

d.	GPFC may revise its Standards and Specifications for all franchisees from time to time. Consequently,

Franchisee may be required to upgrade or update its computer hardware and software system, or its Store image and trade dress consistent with the then existing Standards and Specification adopted by GPFC as part of the Method. There are no limitations on the frequency of these upgrades, though GPFC’s industry reflects an update or upgrade every 3 to 4 years. If Franchisee is required to upgrade, Franchisee must purchase and utilize these upgrades as specified in the GPFC Operations Manuals. If at any time GPFC shall mandate a software change to replace currently approved Point of Sale System or accounting software, GPFC shall provide this software at no charge to existing franchisees.

e.	Franchisee shall timely submit reports and Royalty/Marketing Free calculations as required in Section 5 of this Agreement.

Franchisee’s Initials: ______JH/nla____

7.2	Confidential Operations Manual

a.	Upon execution of this Agreement, GPFC shall furnish the Franchisee with one copy of the GPFC

Operations Manual (referred to throughout this Agreement as the “Operations Manual”) via the GPFC website which may be printed. GPFC will periodically update the Operations Manual and make it available on the GPFC website.

b.	Franchisee shall strictly adhere to the Standards and Specifications (referred to throughout this Agreement as the “Standards and Specifications”) laid out in the GPFC Operations Manual. If Franchisee cannot lawfully or practically adhere to any of such Standards and Specifications, Franchisee must immediately notify GPFC in writing advising of such inability and the reasons therefore. And asking for a waiver of the specific Standards and Specifications at issue. GPFC shall have the sole discretion to determine whether any such waiver request is justifiable and whether or not to issue any such waiver.

c.	As GPFC continues to develop additional confidential information and other trade secrets associated with the Method and GPFC’s Goin’ Postal Franchise Chain,, GPFC will make this information available to

Franchisee will use GPFC’s confidential information and trade secrets only in connection with the operation of Franchisee’s Store at the Location as part of GPFC’s Goin’ Postal Franchise Chain and

Franchisee will keep this information confidential and not disclose it to any third party of any reason.

d.	Franchisee’s duty not to disclose to any unauthorized third party, and not to use for any unauthorized purpose, the confidential information outlined in the Section 7 shall survive the expiration or termination of this Agreement.

7.3	Purchase and Sale of Goods and Services

a.	At all times throughout the Term, Franchisee shall offer, sell and provide in connection with the
Franchisee’s Store, only those goods and services that are authorized by Goin’ Postal Franchise

Corporation. Franchisee shall only purchase authorized goods and services from GPFC approved suppliers.

b.	If Franchisee should desire to purchase a product or service from a supplier other than one already pre-

approved by GPFC, Franchisee must first obtain approval from GPFC. The request may be made verbally and, if approved, GPFC will fax or mail approval immediately to Franchisee authorizing Franchisee to proceed with the purchase.

7.4	Trained Staff

Franchisee shall at all times during the Term designate and retain to direct the operation and manage Franchisee’s Store at the Location a Manager, an Owner, the Franchisee (if an individual) or another employee of Franchisee who has successfully completed all training conducted at GPFC’s Zephyrhills Store and at the Franchisee’s Store at the Location.

Franchisee shall immediately notify GPFC of any change in this designated person and Franchisee shall be responsible to

Pay for the training of any replacement designee within 60 days of any such change.

8.	ADVERTISING AND MARKETING

The parties acknowledge the value of standardized advertising and marketing programs to the growth and public awareness of GPFC’s Goin’ Postal Franchise Chain and the goodwill and public image toward it, and, as such, the following terms and conditions shall govern the scope of, and conditions and limitations on, all advertising and marketing of Stores, the

Method, and GPFC’s Goin’ Postal Franchise Chain:

8.1	The Marketing Fee received by GPFC from all Goin’ Postal franchisees shall be expended by GPFC, in its sole discretion, for public relations, advertising, testing and marketing new programs, products and services,

Franchisee’s Initials: _____JH/nla____

promotional programs and other related undertakings pertaining to the entire Method and GPFC’s Goin’

Postal Franchise Chain. GPFC shall have complete discretion as to use and allocation of these funds.

8.2	GPFC has the final decision s to all advertising, marketing and promotional decisions and activities, as well as the use of the funds in the marketing fund generated by Marketing Fees paid by the franchisees.

8.3	GPFC shall make available to Franchisee all advertising, marketing and promotional materials produced by or at the direction of GPFC through use of the marketing fund, at no cost to the Franchisee.

8.4	Any independent advertising by Franchisee on the Internet must comply with GPFC’s strict Internet quality standards. All independent website designs must be approved by GPFC before being made available to the public.

8.5	Franchisee shall use the Marks, trade styles, color combinations, designs, and slogans of GPFC in a manner only as expressly permitted by this Agreement or by GPFC in writing.

8.6	Franchisee shall not use the Marks or slogans of GPFC in any internet domain name, Internet home page or other website or Internet accessible material without prior written consent of GPFC.

9.	RECORDS, STATEMENTS, INSPECTIONS AND AUDITS.

9.1	Statements and Records

a.	Francisee shall keep, maintain, and retain for a period of 3 calendar years, true and accurate accounts and records concerning the yearly operation of the Franchisee’s Store in accordance with the recordkeeping procedures specified in the GPFC Operations Manual.

i.	On or before the 10th calendar day of each month during the Term, Franchisee shall submit to GPFC electronically by the secure electronic forms on the GPFC website, a Monthly Royalty Report and
Monthly Marketing Fee Report in a form prescribed by GPFC, reporting Royalties and Marketing Fees
Due for the previous month.

ii.	On or before the end of April of each calendar year during the Term, Franchisee shall submit a standard profit and loss statement from QuickBooks Pro and a copy of the Income Tax Return form 1120, 1120S, or whichever Income Tax Return form applicable to the filing status of Franchisee, for the Franchisee for the previous calendar year. If Franchisee files its Income Tax Returns on a fiscal year, the filings required in this subsection shall be due by the end of the 4th calendar month following the end of the previous fiscal year.

b.	Franchisee hereby authorizes GPFC to publish and or include Franchisee’s reports for use in promoting

GPFC’s Goin’ Postal Franchise Chain. If GPFC chooses to publish any information provided by Franchisee,

It will be in an anonymous form not linked in any way to the Franchisee.

9.2	Inspections

GPFC or its representative shall have the right to enter and inspect the Location and Franchisee’s Store at any time with or without notice. GPFC shall also be permitted to photograph the Franchisee’s Store, and make copies of any books or records relating to the operation of the Franchisee’s Store. GPFC shall use it’s rights under this Section of the Agreement to minimize interference with the operation of the Franchisee’s Store.

Franchisee’s Initials: _____JH/nla_____

9.3	Audit

a.	With 10 days written notice, Franchisee grants GPFC or it’s representative the right to perform at any time an investigation and/or audit of all Franchisee’s financial books and records relating to the operation of the Franchisee’s Store.

b.	Should an audit reveal either an underreporting or other recording error of 2% or more of any Royalties or Marketing Fees due, then in addition to any fees normally due in the form of the under-reported

Royalty or Marketing Fee (including late fees and interest under Section 5.5 hereinabove), GPFC may

Impose the following penalties at its discretion: 1. Franchisee shall be responsible for all expenses

Incurred for the performing of the audit, 2. A 10% penalty on the under-reported Royalty and/or

Marketing Fee, as applicable, and 3. A late fee of $25 per week from the first date of under-reporting.

c.	In connection with any audit or investigation, Franchisee authorizes any of it’s vendors to release to
GPFC any records of purchases in assistance of the investigation

d.	In addition to the on-site audits, GPFC has the right to audit Royalty Reports and Marketing Fee Reports at GPFC’s main office and Franchisee will provide any supporting documentation required by GPFC to support Franchisee’s Reports. Audits done at GPFC’s main headquarters will be at the sole cost and expense of GPFC, unless an under-reporting occurs, but may trigger an on-site audit if deemed necessary.

10.	REPRESENTATIVE, WARRANTIES, AND CONVENANTS

10.1	During the Term of this Agreement, Franchisee, and it’s Owners and/or Managers signing below, covenant
And represent that they and each of them shall:

a.	Use their best and continuing efforts to promote and develop the Goin’ Postal shipping business at the Franchisee’s Store;

b.	Devote their full time and attention to the running of the Franchisee’s Store, or have the Franchisee’s
Store operated by a well trained and competent manager who has signed this Agreement below;

c.	Maintain a sufficient number of well trained and competent staff to operate the Franchisee’s Store efficiently;

d.	Comply with all applicable laws;

e.	Not disclose to anyone other than the Franchisee’s Store staff, on a need to know basis, any confidential information or trade secrets of GPFC (as more fully described in Section 7 hereinabove) provided for the operation of the Franchisee’s Store by GPFC;

f.	Not use any confidential information or trade secrets provided for the operation of the Franchisee’s Store in any other business venture or endeavor.

g.	Operate and keep open to the public for business the Franchisee’s Store at least 46 hours per week.

h.	Operate Franchisee’s Store in such a way that will promote a first class and professional appearance and reputation of GPFC and of the Method and GPFC’s Goin’ Postal Franchise Chain, and refrain from any business practice or conduct which would defame, damage or otherwise injure the reputation, goodwill or desirability of the Franchisee’s Store, GPFC, the Method, the Marks, or GPFC’s Goin’
Postal Franchise Chain.

Franchisee’s Initials: _____JH/nla_____

10.2	If, and only if, GPFC provides prior written consent to Franchisee’s proposal to engage in a business other than than the operation of the Franchisee’s Store, and proved such business does not violate Franchisee’s covenants within the Non-Competition and Non-Solicitation Agreement executed by Franchisee in connection herewith,

then GPFC’s consent as just described shall be subject to the additional following conditions:

a.	Such other business authorized to be conducted shall not be operated at the Location without GPFC’s prior written consent (which may be withheld at GPFC’s sole and absolute discretion) and shall not interfere with the operation of the Franchisee’s Store at the Location;

b.	Franchisee shall maintain separate books, records and a distinct different image for the other business, and shall not commingle income, expenses or funds with those pertaining to the operations of the
Franchisee’s Store;

c.	Such other business does not damage or interfere with the value or reputation of GPFC’s Marks, Method or GPFC’s Goin’ Postal Franchise Chain, or Goodwill associated therewith.

d.	Such other business does not directly or indirectly interfere or compete with the Franchisee’s Store or any other Store.

e.	If approval has been given by GPFC to operate such other business at the Location, such other business does not violate any of the UPS, FedEx, DHL, or other carrier’s regulations on types of businesses that may be operated out of the Location.

10.3	As of the date signing of this Agreement by Franchisee, the information provided in the Personal Data
Disclosure and Franchisee Ownership information Form (Exhibit C to GPFC’s Franchise Offering Circular) by
The Franchisee is true, accurate and complete. Should any data not be available at the time of signing, such as
Store telephone numbers etc., Franchisee will forward this information immediately to GPFC when it is available.

10.4	Franchisee affirms that all information provided to GPFC is, and all future submissions shall be, true, factual and complete, Franchisee acknowledges that GPFC relies on the truthfulness, accuracy and completeness of all information provided by the Franchisee,

10.5	Franchisee shall display in Franchisee’s Store any promotional material as supplied by preferred vendors and/or
GPFC in the manner instructed when supplied with said materials. GPFC shall not, require Franchisee to
Promote any service or product that would not generate to Franchisee’s Store additional income if sold.

10.6	Franchisee and its Owners and Managers signing below, if any, represent, warrant and covenant that they received a copy of GPFC’s current Franchise Offering Circular at least ten (10) business days before any of them paid any money to GPFC, and received and reviewed a copy of this Agreement at least five (5) business days before any of them paid any money to GPFC.

11.	TRANSFER AND ASSIGNMENT

11.1	By GPFC

GPFC may assign all of its rights, title and interests in this Agreement, and the rights hereunder shall inure to the benefit of it’s successors and assigns, provided that any such successors and assigns shall agree in writing to assume all of GPFC’s obligations hereunder. Such assignment shall discharge GPFC from any further obligations hereunder. Such assignment shall discharge GPFC from any further obligation hereunder. In addition, upon such terms as GPFC may determine, GPFC may assign all or part of its responsibilities and rights under this Agreement to an agent, a Regional Director whose territory includes all or part of Franchisee’s

Territory, or such other Regional Director as selected by GPFC.

Franchisee’s Initials: _____JH/nla_____

11.2	By Franchisee

a.	The Franchisee is not permitted to pledge, encumber, or otherwise give nay third party a security interest in this Agreement (or the Franchisee’s rights associated with this Agreement). Unless, and only if, such third party agrees in writing issued to and in favor of GPFC that if and when it seeks to pursue it rights related to the security interest in this Agreement, nor resell to a third party the franchise rights associated with the Franchisee’s Store under this Agreement. GPFC shall apply its standard selection criteria when determining whether to grant its consent just as if the third party were a candidate to open a new Store or purchase an existing Store.

b.	The rights and duties created by this Agreement are personal to Franchisee and GPFC has entered into this
Agreement in reliance on certain factors, including the character, skill, aptitude and financial capacity of

Franchisee and its Owners, if it is an entity. Accordingly, neither Franchisee’s (or any Owner’s) interest in this Agreement, nor any of it’s rights or privileges hereunder, shall be sold, conveyed, assigned,

transferred, disposed of or divided, voluntarily, or involuntarily, by operation of law or otherwise

(including division of community property in a divorce proceeding), in any manner (all such described means of transfer or disposition being referred to simply as an “Assignment”), without GPFC’s prior written consent as provided in Section 11.3. Any such Assignment occurring by operation of law or otherwise, including any Assignment by a trustee in a bankruptcy, without GPFC’s prior written consent,

shall be null and void and be a material default of this Agreement requiring no notice or opportunity to cure.

c.	Any sale, assignment, transfer, conveyance, gift, pledge, mortgage, encumbrance or other disposition, of more than 50% of the outstanding and issued stock, membership interests, partnership rights or other ownership interest of Franchisee, by one or more transfers, by operation of law, or any other event or transaction which, directly, or indirectly, effectively changes the management or voting control of

Franchisee shall constitute an “Assignment” hereunder. It shall be assumed for all purposes in applying this provision that Franchisee’s management and voting control is determined under its governing documents by simple majority decision.

d.	It shall also constitute an “Assignment” hereunder if less than 50% of the ownership interest in Franchisee effectively changes the management or voting control of Franchisee. Example: If A owns 40%, B owns
30%, and C owns 30%, and C sells his or her shares to B, then B would be able to assume voting and management control, and as such, C’s transfer would constitute and “Assignment”.

11.3	Franchisee acknowledges the vital importance of Franchisee and Franchisee’s Store to the market position and overall image of GPFC, the Marks, the Method and GPFC’s Goin’ Postal Franchise Chain. Franchisee also recognizes that there are many objective and subjective factors that comprise the process by which GPFC selects a suitable Franchisee; therefore, GPFC may impose any reasonable condition to it’s consent to an Assignment,

including without limitation, the satisfaction of all of the following conditions:

a.	Proposed transferee must complete, execute and comply with all requirements of the then current Franchise
Agreement and GPFC’s then current Franchise Offering Circular.

b.	Proposed transferee must be a person or entity that meets GPFC’s then current standards and qualifications for new franchisees.

c.	The proposed Assignment shall be on commercially reasonable terms. GPFC’s consent to the Assignment does not ensure the transferee’s success as a franchisee, nor should any approved transferee rely upon

Franchisee’s Initials: ___JH/nla______

GPFC’s consent to the Assignment in determining whether to acquire the Franchisee’s Store or not.

d.	As of the effective date of the proposed Assignment, all obligations of Franchisee hereunder and under all agreements between GPFC or any of its affiliates and Franchisee shall be fully satisfied and not be in default.

e.	The transferee must execute a new Franchise Agreement in form and substance of GPFC’s then current
Agreement, for the remainder of the Term, and all associated documents, including but not limited to, the then current Non-Competition and Non-Solicitation Agreement.

f.	At or prior to the Assignment, GPFC must receive payment from Franchisee (also known, for these purposes as the “transferor” or “seller”) and/or from the Franchisee’s “buyer” or “transferee” of a “Transfer
Fee” in the amount of $1000.00.

g.	Franchisee shall enter info a general release (in a form prescribed by GPFC) that will release GPFC and it’s affiliates from any and all suits, claims or causes of action arising from or in any way connected with this agreement, the operation by Franchisee of Franchisee’s Store, and/or the sale of Franchisee’s ownership of both the Franchisee’s Store and the Goin’ Postal franchise granted to Franchisee under this Agreement.

h.	GPFC shall not incur any liability on account of withholding any consent of any proposed Assignment.

11.4	Death or Incapacity of Franchisee or Controlling Owner(s)

a.	In the event of the death or incapacity of Franchisee or any of it’s Controlling Owner(s), GPFC may, upon the written request of the heirs or representatives of Franchisee or its Controlling Owner(s), subject to this

Section 11.4 allow such heirs or representatives a period of six (6) months from the date of death or

Incapacity to:

i.	Demonstrate that such heirs or representative meet GPFC’s standards and Specifications for new specifications for new Store franchisees and execute and agree to the terms of the then current

Franchise Agreement (except that the term shall be the remaining Term of this Agreement and that no initial franchise fee or Transfer Fee shall be payable); or

ii.	Assign this Agreement to a third party acceptable to GPFC who meets GPFC’s standards and specifications for new Store Franchisees.

b.	GPFC may impose reasonable conditions as to the rights granted under this Section 11.4, including the following which shall be deemed reasonable: (i) the Franchisee’s Store at the Location must continue to be operated in conformity with this Agreement, the Method and GPFC’s Operation Manuals; and (ii) if GPFC

determines that the Franchisee’s Store is not being operated properly, GPFC may assign a manage to the

Franchisee’s Store (at Franchisee’s expense) until such time as the new owners are in a position to properly manage and operate the Franchisee’s Store.

11.5	GPFC’s Right of First Refusal.

a.	If Franchisee desires to make any Assignment for value, including any Assignment consisting for a sale of the equity ownership interests of Franchisee, as applicable, at least forty-five (45) days prior to the scheduled date to close and consummate such proposed Assignment for value, Franchisee shall notify

GPFC in writing of such intended Assignment. Such notice shall set forth the name of the proposed

Purchaser or other transferee, all terms and conditions of the proposed Assignment for value, and must be

Franchisee’s Initials: ____JH/nla______

accompanied by a fully executed purchase and sale agreement or other executed agreement which sets forth the terms and conditions of the proposed Assignment for value, and by a complete set of all the documents required under Section 11.3 hereinabove. The effectiveness of the purchase and sale agreement or other agreement providing for the proposed Assignment must be expressly contingent upon GPFC’s waiver of its rights of first refusal as set forth herein and upon GPFC’s written consent to the proposed

Assignment. GPFC shall have a period of thirty (30) days within which to exercise its rights of first refusal granted herein, with such 30 day period commencing upon receipt by GPFC of all required notices,

documents and information stated herein.

b.	Within the thirty (30) day period provided for GPFC to act upon its rights of first refusal, GPFC may elect to purchase or otherwise acquire Franchisee’s rights under this Agreement and the assets of Franchisee’s

Store (or, as applicable, the ownership interests of Franchisee) on the same terms and conditions set forth in the notice required under Section 11.5(a) immediately above. In the event that GPFC exercises its rights of first refusal provided herein, the closing on GPFC’s purchase or other acquisition of Franchisee’s rights under this Agreement and the assets of Franchisee’s Store (or, as Applicable, the ownership interests in

Franchisee) shall take place on the earlier of the closing date stated in the notice of the proposed

Assignment or ninety (90) days following GPFC’s receipt of all required documents as described in Section

11.3 and Section 11.5(a) hereinabove.

c.	If GPFC does not exercise its right of first refusal provided for herein, GPFC shall, within the 30 day period provided for hereinabove, notify Franchisee whether it consents to the proposed Assignment, which approval shall not be unreasonably withheld upon Franchisee’s strict compliance with GPFC’s Assignment requirements set forth in Sections 11.2 and 11.3 hereinabove.

12.	DEFAULT AND TERMINATION

12.1	Termination by Franchisee.

Franchisee may terminate this Agreement due to a material default by GPFC of it’s obligations hereunder, which is not cured by GPFC within 60 days of prompt written notice by Franchisee to GPFC outlining alleged default with specificity; provided , that if the default is such that cannot be reasonable cured within such 60 day period,

PFC shall not be deemed to be in default for so long as it commences to cure such default within 60 days and

Diligently continues to prosecute such cure to completion. Such notice of material default must be given by

Franchisee to GPFC within 60 days of the date upon which the alleged default occurs. Failure to give such notice shall constitute a waiver of any such alleged default. If Franchisee terminates this Agreement pursuant to this section 12.1, Franchisee shall comply with all of the terms and conditions of Section 14 and Section 7.2 of this Agreement, and Franchisee (and if applicable, Owners) shall fully comply with the Non-Competition and

Non-Solicitation Agreement executed by Franchisee and Owners, as the case may be, in connection with the

Execution and delivery of this Agreement and as evidenced by Exhibit “B” to GPFC’s Franchise Offering

Circular (such Circular being sometimes referred to herein as the “UFOC”).

12.2	Termination by GPFC

GPFC has the right to terminate this Agreement only for “cause”. “Cause” is hereby defined as a material breach of this Agreement.

Franchisee’s Initials: ____JH/nla______

12.3	Termination with Notice and Opportunity to Cure

Except for any default under Section 12.4, and as otherwise expressly provided elsewhere in this Agreement or by applicable laws, Franchisee shall have 30 days after GPFC’s written notice of default in which to remedy any default under this Agreement and to provide evidence of such remedy to GPFC. If any such default is not cured within that time period, or such longer time period as applicable law may require or as GPFC may specify in the notice of default, such failure shall constitute a material breach hereunder and this Agreement and all rights granted by it shall thereupon automatically terminate without further notice or opportunity to cure.

12.4	Termination by GPFC without Notice or Opportunity to Cure.

Subject to any controlling applicable laws to the contrary, Franchisee shall be deemed to be in material breach

And default and GPFC may, at it’s option, terminate this Agreement and all rights granted hereunder, without

Affording Franchisee any opportunity to cure the default, effective immediately upon delivery or attempted delivery to Franchisee of notice by GPFC of the occurrence of any of the following events:

a.	Failure on the part of Franchisee to pay any Royalty, Marketing Fee or any other sum or monetary amount due from Franchisee to GPFC under the terms of this Agreement or any other agreement between

Franchisee and GPFC (or any of its affiliates) on the designated date due, or any failure, refusal or rejection of payment or payment authorization in connection with any established by and between

Franchisee and GPFC for purposes of transacting and effecting Franchisee’s payments of Royalties,

Marketing Fees and/or other obligations due and owing from Franchisee to GPFC under this Agreement or any such other agreements.

b.	Franchisee or any Controlling Owner(s) (any Person(s) or entity(ies) owning alone or in combination

50% or more of the ownership interests of Franchisee) of Franchisee is adjudicated bankrupt or judicially

Determined to be insolvent (subject to any contrary applicable state or federal laws), or fails to meet it’s

Financial obligations as they become due, or makes a disposition for the benefit of its creditors;

c.	Franchisee or any of it’s Owners allows a judgment against it or them in the amount of $10,000 to remain unsatisfied for a period of more than 30 days (unless a supersedes or appeal bond has been filed);

d.	The Franchisee’s Store, the Location (including the real property or building thereon), or the

Franchisee’s assets are seized, taken over, or foreclosed by a government official in exercise of it’s duties, or seized, taken over, or foreclosed by a creditor or lienholder, provided that the final judgment remains unsatisfied for a period of 30 days or more (unless a supersedes or appeal bond has been filed);

e.	A levy of execution or attachment has been made or attempted to be made upon the Franchisee’s Store and/or the franchise granted by this Agreement or upon any of the property used in the Franchisee’s

Store , and it is not discharged within 5 days of such levy or attachment;

f.	Franchise allows or permits any judgment to be entered against GPFC or it’s subsidiaries or affiliated corporations, arising out of or relating to the operation of the Franchisee’s Store;

g.	A condemnation or Assignment in lieu of condemnation of, affecting or involving the Franchisee’s Store and/or the Location;

Franchisee’s Initials: ____JH/nla______

h.	If franchisee abandon the Franchisee’s Store at the Location. For purposes of this Agreement,

“abandon” shall mean (i) Franchisee’s failure, at any time during the Term of this Agreement, to keep the Franchisee’s Store open and operating for a period of three (3) consecutive business days, except as provided for in any written permission by GPFC, (ii) Franchisee’s failure to keep the Franchisee’s

Store open and operating for a period, or any act or statement by Franchisee, after or from which it is not unreasonable under the facts and circumstances for GPFC to conclude that the Franchisee does not intend to operate the Franchisee’s Store, unless such failure is due to fire, flood, earthquake or similar events beyond the control of Franchisee; or (iii) the withdrawal of permission or termination of lease by the applicable landlord that results in Franchisee’s inability to operate the Franchisee’s Store at the

Location or any other forced or mandated closure of Franchisee’s Store.

i.	If Franchisee receives at least 3 written notices of default from GPFC in any 12 consecutive month period (i.e a “two strike” Grace limit), concerning any breach of this Agreement by Franchisee, whether or not such breaches are curable or have or have not been cured after receipt of notice, such repeated course of conduct itself shall be considered an incurable material breach and grounds for termination of this Agreement at the same time or any time after GPFC notifies Franchisee of the third material default;

j.	If Franchisee or any of it’s Owner’s officers, directors, members, managers, partners, or key employees is convicted of a felony or pleads guilty or nolo contendere to a felony or any other crime or offense which GPFC considers likely to adversely affect GPFC’s reputation, the Method, the Marks, GPFC’s

Goin’ Postal Franchise Chain, the goodwill associated with any of the foregoing or GPFC’s Interest therein;

k.	If Franchisee purports to make any Assignment without GPFC’s prior written consent or otherwise violates section 11 of this Agreement;

l.	If Franchisee materially misuses or makes any unauthorized use of the Marks or otherwise materially impairs the goodwill associated therewith or GPFC’s rights therein, or takes any action that reflects materially and unfavorably upon the operation or reputation of the Franchisee’s Store, GPFC’s network of Stores, the Method, the Marks, or GPFC’s Goin’ Postal Franchise Chain, or engages in any unauthorized use, disclosure, or duplication of any of GPFC’s confidential information or trade secrets;

m.	If Franchisee makes any material misrepresentation in connection with the execution of this Agreement or the acquisition of the Franchisee’s Store at the Location and/or the franchise granted hereunder in connection therewith;

n.	If Franchisee’s lease is terminated and the Franchisee’s Store at the Location is lost, whether for or as a result of default on or expiration of any term of the lease agreement; or

o.	If Franchisee (or, if applicable any Owner), or any of Franchisee’s officers, directors, members, managers, partners, or employees, shall violate the in in-term non-competition or non-solicitation covenants of that certain Non-Competition and Non-Solicitation Agreement executed by Franchisee in connection herewith, as attached as Exhibit “B” to GPFC’s UFOC.

12.5	Any material default by Franchisee under the terms of this Agreement, or any other agreement between GPFC
(or its affiliates) and Franchisee, or under Franchisee’s lease, shall be a material default of each and every said agreement. Furthermore, in the event of termination, for any cause, of this Agreement or any other agreement between the parties, GPFC may, at it’s option, terminate any or all of said agreements.

Franchisee’s Initials: ____JH/nla______

12.6	Notwithstanding anything to the contrary contained in this Section 12, in the event any valid applicable law of a competent governmental authority having jurisdiction over this Agreement and the parties hereto shall limit

GPFC’s rights to termination hereunder or shall require longer notice or cure periods than those set forth above,

this Agreement shall be deemed amended to conform to the minimum notice or cure periods or restrictions upon termination required by such laws and regulations. GPFC shall not, however, be precluded from contesting the validity, enforceability or applicability of any such laws or regulations,

12.7	GPFC’s rights as stated in this Section shall be without prejudice to any other rights or remedies provided by law or under this Agreement, which include, but are not limited to, injunctive relief, damages or specific performance. GPFC’s failure to enforce or terminate this Agreement or any other agreement upon the occurrence of one or more of the above events shall not constitute a waiver of or otherwise affect GPFC’s rights to terminate or enforce this Agreement or any other agreement because of any other occurrence of one or more of the events set forth above.

13.	GPFC’S RIGHTS UPON FRANCHISEE’S TERMINATION

Upon the termination of this Agreement as set forth above, in addition to all other rights and remedies of GPFC
(including as set forth in Section 14), GPFC may, at its option:

13.1	Commence proceedings for damages, injunctive relief and/or specific performance.

13.2	Purchase from Franchisee, or assign such right to a third party, the tangible asset (equipment, décor etc) of

Franchisee’s Store at a purchase price equal to such assets’ appraised fair market value, from which shall be deducted the following, in the following order:

a.	All outstanding and unpaid obligations of Franchisee to GPFC, including all unpaid fees, late payment fees and interest, and any promissory notes and equipment leases;

b.	All of GPFC’s costs of collection (including attorneys’ fees) of unpaid obligations, if any;

c. The cost of upgrading Franchisee’s Store to GPFC’s then current Standards and Specifications for Stores;

and

d.	All outstanding claims of Franchisee’s creditors and all accrued but unpaid amounts owed to
Franchisee’s lessor for the Franchisee’s Store as of the date of the termination.

If GPFC exercises its right to receive liquidated damages in accordance with Section 13.5, GPFC shall then be prohibited from exercising its rights under this Section 13.2 to purchase the tangible assets of
Franchisee’s Store.

13.3	Because the termination of Franchisee’s Agreement extinguishes all intangible franchise rights which were

Formally held by Franchisee, Franchise acknowledges that the purchase described in Section 13.2 would not be in exchange for any such intangible assets or intangible rights which were formerly held by Franchisee.

13.4	If this Agreement is terminated due to Franchisee’s abandonment of Franchisee’s Store as described in Section
12.4(h) above, Franchisee has thereby abandoned any rights to the former business, including but not limited to, any potential proceeds from a potential purchase or sale as described above, or any payment or remuneration of any kind.

13.5	Payment of Liquidated Damages

a.	If this Agreement terminates prior to it’s expiration (i) by GPFC in accordance with the terms of this
Agreement, or (ii) by Franchisee not in accordance with Section 12.1 of this Agreement, GPFC has the right, but not the obligation, to require that Franchisee pay GPFC liquidated damages (“Liquidated

Franchisee’s Initials: ____JH/nla____

Damages”) as set forth in Section 13.5(c) below. Franchisee’s payment of Liquidated Damages to
GPFC shall not be considered a penalty for Franchisee’s breaching this Agreement, but rather a reasonable estimate of GPFC’s damages and lost future fees GPFC would have received from Franchisee under this Agreement had it not prematurely terminated.

b.	Franchisee acknowledges that its obligation to pay to GPFC liquidated Damages is in addition to, not in lieu of (i) Franchisee’s obligations to pay any amounts then due to GPFC, (ii) Franchisee’s obligation to fully comply with all of its post-termination duties set forth in this Agreement, including those set forth in the Non-Competition and Non-Solicitation Agreement executed by Franchisee in connection herewith, and (iii) any other post-termination remedies that may be available to GPFC under the law.

However, if GPFC exercises its right to receive Liquidated Damages in accordance with the provision,

GPFC shall then be prohibited from exercising its rights, under Section 13.2 of this Agreement, to purchase the tangible assets of the Franchisee’s Store.

c.	“Liquidated Damages” shall mean the amount of two percent (2%) Royalty revenue that GPFC would likely have earned during the period of time from the date of termination until the Agreement’s expiration date, but in no event greater than three (3) years (“Liquidated Damages Period”). Franchisee acknowledges that the following formula for calculation such damage amounts is applicable and reasonable.

i.	If Franchisee’s Store has been open for more than one year, then the Liquidated Damages shall be calculated by multiplying the Royalties paid by Franchisee to GPFC during the year immediately prior to the Liquidated Damages Period by the number of years (maximum three years) in the
Liquidated Damages Period. Any Liquidated Damages Period days in addition to full years shall be pro-rated appropriately.

ii.	If Franchisee’s Store has been open for less than one year, then the Liquidated Damages shall be calculated by multiplying the average monthly Royalty paid by Franchisee during the Term by the number of months in the Liquidated Damages Period. Any Liquidated Damages Period days in addition to full months shall be pro-rated appropriately.

iii.	To the extent that Franchisee has failed to either pay and/or report Royalties owed to GPFC during the Term, GPFC shall be permitted reasonably estimate the amount of such Royalties for the purpose of calculation Liquidated Damages.

13.6	Enforce any violation by Franchisee of Franchisee’s obligations under the Non-Competition and
Non-Solicitation Agreement executed by Franchisee in connection with this Agreement.

14.	FRANCHISEE’S OBLIGATIONS UPON EXPIRATION AND/OR TERMINATION

14.1	Upon expiration and/or termination (subject to Section 13) of this Agreement, Franchisee shall immediately:

a.	Cease to operate the former Store at Franchisee’s Location, cease to use the Method and Marks in any form, cease to hold itself out as a Franchisee of GPFC or of GPFC’s Goin’ Postal Postal Franchise

Chain, and Franchisee shall not use or identify in any business name any of the words “Goin” Postal”,

“Goin’”, “Postal”, “Going Postal”, “Going”, “Go Postal”, Your “Friendly Neighborhood Shipping

Center”, “Neighborhood Shipping Center”, or “Shipping Center” in any combination, form or fashion,

or any words or letters confusingly similar to any of the words listed above. Franchisee shall take such action(s) as GPFC may require to accomplish the foregoing;

Franchisee’s Initials: _____JH/nla____

secrets, and GPFC's Goin' Postal Franchise Chain, and the use thereof, shall be and remain the sole and exclusive property of GPFC.

14.6

Upon expiration and/or termination of the Term, if Franchisee does not renew pursuant to Section 2.2 and 2.3, GPFC shall have the right and the option, but not the obligation, to purchase the tangible assets (equipment, decor, etc.) of Franchisee's Store at the Location at a purchase price equal to such assets' appraised fair market value, from which the following shall be deducted:

a.	All outstanding and unpaid obligations of Franchisee to GPFC, including all unpaid fees, late payment fees and interest, promissory notes and equipment leases;

b.	All of GPFC's costs of collection (including attorneys' fees) of unpaid obligations, if any;

c. The cost of upgrading Franchisee's Store to GPFC's then current standards and specifications for Stores; and

d. All outstanding claims of Franchisee's creditors and all accrued but unpaid amounts owed to Franchisee's lessor for the Franchisee's Store as of the date of the termination.

14.7 Because the expiration and/or termination of Franchisee's Agreement extinguishes all intangible franchise fights that were formerly held by Franchisee, Franchisee acknowledges that the purchase described in Section 14.6 would not be in exchange for any such intangible assets or intangible rights which were formerly held by Franchisee as a result of this Agreement.

15.	INSURANCE

15.1 Franchisee shall obtain and maintain throughout the. Term of this Agreement, general liability insurance coverage, including premises liability and property and casualty, and shall furnish a copy of such policy or policies initially upon the opening of the Franchisee's Store, and subsequently within 10 days of request in writing by GPFC

15.2 In the event that damage to Franchisee's Store at the Location is covered by insurance, Franchisee shall use the proceeds from said insurance 1~o return .Franchisee's Store to operational status unless said repair prohibited by Franchisee's lease,

15.3 If required by specific vendors and agencies, Franchisee shall purchase necessary bonds to offer certain services at the Franchisee's Store.

15.4 If Franchisee fails to comply with this Section, GPFC may, but is not obligated to, obtain and maintain insurance for Franchisee, for which Franchisee will be responsible for all costs and fees involved and will pay GPFC these costs and fees upon demand. GPFC is hereby authorized by Franchisee to charge on Franchisee's credit card any such fees and costs paid by GPFC and not reimbursed by Franchisee upon demand.

16.	COMPLIANCE WITH LAWS AND OBLIGATIONS.

16.1 Franchisee shall comply with all applicable laws and timely obtain any and all permits, certificates and licenses for the full and proper conduct of business at Franchisee's Store at the Location.

16.2 Franchisee shall operate the Franchisee's Store in conformity with all U.S. Postal Service regulations and shall implement .any and all changes in U.S. Postal Service regulations as instructed or notified by The United States Postal Service and shall follow all guidelines of the local post office in the general locality of Franchisee's Store at the Location.

Franchisee’s Initials: ____JH/nla__

17.	INDEMNIFICATION AND INDEPENDENT CONTRACTOR

17.1

Franchisee shall, at Franchisee's sole cost, defend and indemnify GPFC, it's affiliates and their respective owners, directors, officers, agents, representatives, employees, successors and assigns, and hold each of them harmless from and against, and reimburse them for, all losses, claims, liabilities, obligations, damages, attorneys' fees, costs, settlement amounts, judgments, lost profits, charges, expenses, and taxes, based upon, arising out of, or in any way related to the operation of the Franchisee's Store at the Location, Franchisee's acts or omissions, or the breach by Franchisee of any provision of this Agreement or any agreement executed by Franchisee in connection herewith.. GPFC and it's affiliates shall have the right to defend and/or Settle any such matter in such a manner as they deem appropriate, in their sole discretion, and without the consent of Franchisee. Franchisee shall also reimburse each of the foregoing indemnified parties for any and all costs reasonably incurred in investigating and defending any such matter, including without limitation, attorneys' fees and court costs. This Section shall continue in full force and effect notwithstanding the termination and/or the expiration of this Agreement.

17.2 In all dealings with third parties, including but not limited to, employees, suppliers and customers, Franchisee shall disclose that it is in an independently owned and operated entity licensed by GPFC to operate a Store under a Goin' Postal franchise granted by this Agreement. Nothing in this Agreement is intended by the parties to create a fiduciary relationship between them, nor to constitute Franchisee an agent, legal representative, subsidiary, joint venturer, partner or employee. of GPFC for any purpose whatsoever. It is understood and accepted that Franchisee is an independent contractor, and is in no way authorized to make any contract, warranty, or representation, or to create any obligation on behalf of GPFC. Neither GPFC nor Franchisee shall guarantee the obligations of the other or in any way become obligated for the debts or expenses of the other.

18.	WAIVERS, FORMS OF AGREEMENT AND AMENDMENT

18.1 No failure of GPFC to exercise any power reserved to it by this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of GPFC's right to demand exact compliance with any of the terms herein. No waiver or acceptance by GPFC of any particular breach or default by Franchisee, nor any delay, forbearance, or omission by GPFC to act or give notice of default or to exercise any power or right arising by reason of default hereunder, nor acceptance by GPFC of payments due hereunder, shall be considered a waiver or acceptance by GPFC of any preceding or subsequent breach or default by Franchisee of any term, covenant or condition of this Agreement.

18.2 No warranty or representation is made by GPFC that all franchise agreements heretofore or hereafter issued by GPFC for Stores do or will contain terms substantially similar to those contained in this Agreement. Further, Franchisee recognizes and agrees that GPFC may, in its reasonable business judgment, due to local business conditions, or otherwise, waive or modify comparable provisions of other franchise agreements heretofore or hereafter granted to other franchisees of GPFC in a non-uniform manner.

18.3	No amendment, change or variance from the terms and conditions in this Agreement shall be binding on either GPFC or Franchisee except by mutual written agreement signed by both parties hereto.

19.	NOTICES

All notices and other communications (including notices of default or termination) permitted or required to be given pursuant to this Agreement shall be deemed to be delivered: (a) at the time personally delivered to the Zephyrhills Store (if delivered to GPFC) or Franchisee's address for the Franchisee's Store at the Location as described in this Agreement (if to Franchisee), (b) on the next day after placing in the hands of a commercial courier service or the United States Postal Service for Express Next Day Delivery; or (c) five days after

Franchisee’s Initials: ____JH/nla__

placement in the United States Mail by Certified Mail, Return Receipt Requested, postage prepaid and addressed to the Zephyrhills Store (if to GPFC) or Franchisee's address for the Franchisee's. Store at the Location (if to Franchisee), or on the date of actual receipt, whichever is earlier.

20.	GOVERNING LAW AND DISPUTE RESOLUTION

20.1	Validity, Choice of Law, Venue and Jurisdiction

a. This Agreement shall become valid when counter-executed and accepted by GPFC. It shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida without giving • effect to any conflict of laws, except: (i) that the Non-Competition and Non-Solicitation Agreement (Exhibit B to GPFC's UFOC) shall be deemed made and entered into, and governed and construed under and in accordance with, the laws of the State that is determined by the "Choice of Law' provision (Section 10) of such Non-Competition and Non-Solicitation Agreement; and (ii) to the extent governed by such federal laws protective of GPFC's or GPFC's affiliates' intellectual property rights in the Marks and in the Method, including but not limited to, the Federal Trademark Act, the Federal Copyright Act, the Federal Lanham Act and the Federal Uniform Trade Secrets Act.

b. Exclusive venue and jurisdiction of any suit arising hereunder shall lie within the courts of the State of Florida, located in Tampa, Florida or within the courts of the United States of America located within the Middle District of Florida.

20.2	Mediation

a. Subject to the limitation provided in the last sentence of this Section 20.2(a), and subject to Section 20.2(b), before either party may initiate suit or action against the other, the parties pledge to first attempt to resolve the controversy or claim arising out of or relating to this Agreement (a "Dispute") pursuant to mediation conducted in accordance with the Commercial Mediation' Rules of The American Arbitration Association, unless the parties agree on alternative rules and a mediator within 15 days after either party first gives notice of such Dispute (the "Mediation .Notice"). Mediation shall be conducted at the. Zephyrhills Store or at the office of GPFC's attorney, at the option of GPFC. The fees and expenses charged by the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, expert, or counsel for any party with respect to the Dispute and any related matter. Mediation is a compromise negotiation and shall constitute privileged communications under Florida and other applicable laws. The entire mediation process shall be confidential and the conduct, statements, promises, offers, views, and opinions of the mediator and the parties shall not be discoverable or admissible in any legal proceeding for any purpose; provided, however, that evidence that is otherwise discoverable or admissible shall not be excluded from discovery as a result of its use in the mediation. Mediation shall be deemed completed 30 days after the date of the Mediation Notice unless extended by mutual consent of the parties.

b. GPFC shall not be required to attempt to first mediate a controversy or claim against Franchisee through mediation as set forth in Section 20.2(a) if such claim or controversy concerns an allegation or allegations by GPFC that Franchisee has violated (or threatens to violate or poses an imminent risk of violating) any of GPFC's federally protected intellectual property rights in the Marks or in the Method, in which case GPFC shall reserve (and hereby reserves) the right to immediately seek injunctive relief, civil damages, ex parte seizure and other available remedies within, the courts of the State of Florida or United States of America Located within Tampa, Florida 6r the Middle District 6f Florida, as the case may be.

Franchisee’s Initials: ____JH/nla__

20.3 GPFC may be granted injunctive relief without the necessity of a bond, but upon notice; provided no prior notice shall be required in the event Franchisee counterfeits the Marks or the Method and GPFC pursues available ex-parte remedies.

20.4 IN ALL CASES EXCEPT WHERE EXPRESSLY PROHIBITED BY APPLICABLE STATUTORY LAW, FRANCHISEE AND GPFC EACH WAIVES ANY RIGHT TO A TRIAL BY JURY.

20.5 If .GPFC institutes any action at law or in equity against Franchisee to secure or protect GPFC's rights under or to enforce this Agreement, in addition to any judgment entered in its favor, GPFC shall be entitled to recover such reasonable attorneys' fees and costs as may be allowed by the court, together with court costs and expenses of litigation.

20.6 To the extent the UFOC of GPFC pursuant to which this Agreement has been executed" included a state-specific Addendum as Exhibit "H" which contained additions modifications or other changes to this Agreement mandated by the laws of the State of residency of Franchisee (hereinafter any Such state-specific Addendum being referred to as the "Applicable State-Specific Addendum"), such Applicable State-Specific Addendum is incorporated herein and shall, to the extent required by the laws of the State of Franchisee's residency, supersede and take precedence over any contrary, conflicting or inconsistent provisions herein.

21.	SEVERABILITY AND CONSTRUCTION

21.1	Every part of this Agreement will be considered severable as set forth below.

a. If, after application of any Applicable State-Specific Addendum, a court of competent jurisdiction declares any provision of this Agreement (or any exhibit or other document referred to herein) pertaining to the subject matters referenced in Section 21.1(b) to be invalid or unenforceable, but such provision could be rendered valid and enforceable if modified, then Franchisee and GPFC hereby agree that such provision shall be deemed modified to the extent required to make it valid and enforceable to the fullest extent under applicable state law and public policy.

b. The subject matters that are made subject to Section 21.1(a) are any provisions of this Agreement (or any exhibit or other document referred to herein) pertaining to (i) termination of this Agreement, (ii) non-renewal of this Agreement, (iii) designation of jurisdiction and venue for dispute resolution proceedings, (iv) waivers of right to a jury trial, (v) "choice of law" provisions that specify 'which state's law would apply in a dispute resolution proceeding, (vi) certain types of mandatory franchisee "releases", and (vii) any other provision that is governed by any Applicable State-Specific Addendum or is otherwise inconsistent with a valid and applicable state law that was specifically intended to protect the rights of franchisees.

c. If a mediator, arbitrator or court of competent jurisdiction declares any provision of this Agreement (or any exhibit or other document referred to herein), other than the provisions corresponding to the subject matters referenced in Section 21.1(b), to be invalid or unenforceable, but such provision could be rendered valid if modified, then Franchisee and GPFC hereby agree that GPFC shall have the right, in its sole discretion, to modify such invalid or unenforceable provision(s) to the extent necessary to render such provision(s) valid and enforceable, including, without limitation, the right to delete the provision in its entirety.

d. Should any provision of this Agreement be found invalid or unenforceable as presented in the above provisions of this Section 21.1 the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes, both parties hereto declaring that they would have executed this Agreement without inclusion of such provision, In the

Franchisee’s Initials: ____JH/nla__

event that such total or partial invalidity or unenforceability of any provision of this

Agreement exists only with respect to the laws of a particular jurisdiction, this Section 21.1 shall operate only upon such provision to the extent that the laws of such jurisdiction are applicable to such provision, Each party shall execute and deliver to the other any further documents that may be reasonably required to effectuate fully the provisions hereof.

21.2

This Agreement and all. other agreements and writings referred to herein, including but not limited to the exhibits, the Non-Competition and Non-Solicitation Agreement, the UFOC and the GPFC Operations Manual, contain the entire agreement of the parties pertaining to the subject matter hereof and no prior, or contemporaneous representations, inducements, promises,, or agreements, oral or otherwise, between the parties not set forth herein shall be of. any force .and effect. The terms of all Exhibits hereto and, to the extent not inconsistent with or contrary to the provisions hereof, all agreements and writings referred to herein, including in particular, but not limited to, GPFC's UFOC (and all supplements and amendments thereto made by GPFC throughout the Term), are hereby incorporated into and made a part of this Agreement as if the same had been set forth in full herein.

21.3

The table of contents, headings and captions contained herein are for the purpose of convenience and reference only and are not to be construed as part of this Agreement. All terms used herein shall be construed to include the number and gender as the context of this Agreement may require. As used in this Agreement the words "include", "includes" or "including" are used in a non-exclusive sense. Unless otherwise expressly provided herein to the contrary, any consent, acceptance, approval or authorization by GPFC which Franchisee may be required to obtain hereunder may be given or withheld by GPFC in its sole discretion, and on any occasion where GPFC is required or permitted hereunder to make any judgment or determination, including any decision as to whether any condition or circumstance meets GPFC's Standards and Specifications or GPFC's satisfaction, GPFC may do so in its sole subjective judgment. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the drafter hereof, whether under any rule of construction or otherwise. To the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. GPFC and Franchisee intend that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provisions unenforceable, then the provision shall be given the meaning that renders it enforceable. The parties agree that each Section of this Agreement shall be construed independently of any other section or provision of this Agreement.

22.	MISCELLANEOUS

22.1

In addition to all other remedies herein granted, if Franchisee shall default in the performance of any of its obligations or breach any term or condition of this Agreement or any related agreement, GPFC may at its sole discretion, immediately or at any time thereafter, without waiving any claim for breach hereunder and without notice to Franchisee, cure such default for the account and on behalf of Franchisee, and the cost to GPFC thereof shall be due and payable on demand and shall be deemed to be additional compensation due to GPFC hereunder and shall be added to the amount of compensation next accruing hereunder, at the election of GPFC and may be charged against any credit card Franchisee has allocated toward payment of Royalties and/or Marketing Fees or paid out of any bank account Franchisee has designated under any electronic funds transfer arrangement between the parties established hereunder for payment of Royalties and/or Marketing Fees.

22.2	This Agreement may be executed in any number of counterparts and copies, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Franchisee’s Initials: ____JH/nla__

22.3

The submission of this Agreement does not constitute an offer or acceptance by GPFC and this Agreement shall not be deemed valid, effective or binding upon GPFC until such time as GPFC accepts it and it is signed by an authorized officer on behalf of GPFC.

22.4

Franchisee and its Owners jointly and severally acknowledge that they have carefully read and understand this Agreement and, all other related documents to be executed concurrently or in conjunction herewith (including in particular the UFOC and the Non-Competition and Non- Solicitation Agreement), that they have had the opportunity to consult with counsel and financial advisors in connection with entering into this Agreement, that they understand the nature of this Agreement, and that they intend to comply herewith and to be bound hereby. Franchisee and its Owners further jointly and severally acknowledge, affirm and represent that they have (i) received a copy of GPFC's UFOC at least 10 business days prior to any payment by Franchisee or any of said Owners of any money to GPFC; and (ii) received and reviewed a copy of this Agreement at least 5 business days before both signing it and before making payment of any money required to be paid to GPFC hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of counter execution by GPFC's authorized signing officer shown as follows:

"FRANCHISEE"

If the "Franchisee" is a legal entity (corporation, limited liability company, partnership, etc.) then (i) enter the name of the entity Franchisee in the following space: _______________________________________, (ii) each equity owner of the Franchisee must sign below (attach additional sheet if necessary), and (iii) next to the name of the persons that are signing this Agreement, insert their title within such entity (president, partner, manager, member, etc.). If the Franchisee is not a legal entity at the time of signing, but rather one or more individual persons, then do not fill in the title lines below.

1:	, 200
Signature of Franchisee or equity owner if Franchisee is a legal entity	Date	Year

Printed name of person that signed above

Title of person that signed above

2:	, 200
Signature of Franchisee or equity owner if Franchisee is a legal entity	Date	Year

Printed name of person that signed above

Title of person that signed above

Franchisee’s Initials: ____JH/nla__

3:	, 200
Signature of Franchisee or equity owner if Franchisee is a legal entity	Date	Year

Printed name of person that signed above

Title of person that signed above

"GPFC"

FOR GOIN' POSTAL FRANCHISE CORPORATION

GOIN' POSTAL FRANCHISE CORPORATION

A Florida Corporation

BY:	, 200
Authorized Signing Officer	*Date	*Year
*Date of Goin' Postal; Franchise Corporation's Counter Signature is "Effective Date of this Franchise Agreement

Print Name of Officer:

Title of Officer:

Franchisee’s Initials: ____JH/nla__